EXHIBIT 4.7
                                                              -----------
                            REMARKETING AGREEMENT

        REMARKETING AGREEMENT, dated as of November 1, 2000 (this
   "Agreement"), between New NiSource Inc., a Delaware corporation (the "Company"), and Credit Suisse First Boston Corporation, a
   Massachusetts corporation (together with its successors and assigns, the "Remarketing Agent" or "Credit Suisse First Boston").

                                  RECITALS

        WHEREAS, the Company will issue Senior Debentures due 2006 (the "Debentures") pursuant to the Indenture, dated as of November 1, 2000, between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), as amended and supplemented by the First Supplemental Indenture (the "Supplemental Indenture"), dated as of November 1, 2000 (collectively the "Indenture");

        WHEREAS, each Debenture will be issued as part of a unit (the "Unit" or "SAILS{SM}")<2> that also includes a contract (a
   "Purchase Contract") under which the Holder will purchase from the Company on November 1, 2004, a number of shares of common stock, $0.01 par value, of the Company (the "Issuable Common Stock"), in an amount equal to the Settlement Rate as set forth in the Purchase Contract Agreement, dated as of November 1, 2000 (the "Purchase Contract Agreement"), between the Company and The Chase Manhattan Bank, as purchase contract agent (the "Purchase Contract Agent");

        WHEREAS, in accordance with the terms of the Purchase Contract Agreement, the Debentures will be pledged by the Purchase Contract Agent, on behalf of the Holders of the Units, to Bank One, National Association ("Bank One"), as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement, dated as of November 1, 2000 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent, the Collateral Agent, and Bank One, as securities intermediary (the "Securities Intermediary"), to secure the Holders' Obligations to purchase the Issuable Common Stock under the Purchase Contracts;

        WHEREAS, the Units will be offered to the holders of the common stock, par value $0.01 per share, of Columbia Energy Group
   ("Columbia") in connection with the merger transaction involving NiSource Inc. and Columbia (the "Merger");

        WHEREAS, the Debentures pledged as collateral to secure the Holders' Obligations to purchase the Issuable Common Stock under the


   <2>  SAILS{SM} or "Stock Appreciation Income Linked Securities{SM}"
   are service marks of Credit Suisse First Boston.


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   Purchase Contracts will be remarketed pursuant to the Remarketing prior to the fourth anniversary of the consummation of the Merger, and the proceeds will be used to satisfy the amounts due under the Purchase Contracts, except that Holders may elect to settle the Purchase Contracts in cash and not have their Debentures remarketed in the Remarketing;

        WHEREAS, the Company has requested and the Remarketing Agent has agreed to act as the Remarketing Agent for the Remarketing of the Debentures, and as such to perform the services provided herein;

        NOW, THEREFORE, the Company and the Remarketing Agent hereby agree as follows:

             Section 1. DEFINITIONS. (a) All capitalized terms used in this Remarketing Agreement which are not otherwise defined herein shall have the meanings assigned to them in the Indenture, the Purchase Contract Agreement and the Pledge Agreement.

             (b) "Significant Subsidiary" has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act").

             (c) "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

             Section 2.     APPOINTMENT AND OBLIGATIONS OF THE
   REMARKETING AGENT.   (a) The Company hereby appoints Credit Suisse
   First Boston as exclusive Remarketing Agent, and Credit Suisse First Boston hereby accepts appointment as Remarketing Agent, for the purpose of (i) remarketing the Debentures on behalf of the Holders thereof and (ii) performing such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures (the procedures in connection with the Remarketing of the Debentures described in the Indenture, the Purchase Contract Agreement and the Pledge Agreement), all in accordance with and pursuant to the Remarketing Procedures.

             (b) The Remarketing Agent agrees (i) to use commercially reasonable efforts to remarket the Debentures tendered or deemed tendered to the Remarketing Agent in the Remarketing, (ii) to notify the Company of the Interest Rate, and (iii) to carry out such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures.

             (c) On the Remarketing Date, the Remarketing Agent shall use commercially reasonable efforts to remarket, at a price equal to 100.50% of the principal amount thereof, the Debentures tendered or deemed tendered for purchase.

             (d) If none of the Holders of Units elects to have their Debentures remarketed in the Remarketing, the Remarketing Agent shall

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   determine the Interest Rate, in its sole discretion, which shall be the rate that would have been established had a remarketing been held on the Remarketing Date.

             (e) If, as a result of the efforts described in Section 2(b), the Remarketing Agent determines that it will be able to remarket all of the Debentures tendered or deemed tendered for purchase at a price of 100.50% of their aggregate principal amount prior to 4:00 p.m., New York City time, on the Remarketing Date, the Remarketing Agent shall determine the Interest Rate, which shall be
   (i) the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) that the Remarketing Agent determines, in its sole judgment, to be the lowest rate per annum that will enable it to remarket at that price all of the Debentures tendered or deemed tendered for Remarketing.

             (f) If, by 4:00 p.m., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all of the Debentures tendered or deemed tendered for purchase, a "Failed Remarketing" shall be deemed to have occurred, and the Remarketing Agent shall so advise by telephone the Depositary, the Company, and the Trustee. In the event of a Failed Remarketing, the Interest Rate shall equal (i) the Two-Year Benchmark Treasury Rate plus (ii) the Applicable Margin.

             (g) By approximately 4:30 p.m., New York City time, on the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise by telephone (i) the Depositary, the Company, and the Trustee of the Interest Rate determined in the Remarketing and the amount of the Debentures sold in the Remarketing, (ii) each purchaser (or the Depositary participant of a purchaser) of the Interest Rate and the amount of Debentures such purchaser is to purchase, and (iii) each purchaser to give instructions to its Depositary participant to pay the Purchase Price on the Purchase Contract Settlement Date in same day funds against delivery of the Debentures purchased through the facilities of the Depositary.

             (h) Subject to Section 4 of this Agreement, the Remarketing Agent shall remit to the Collateral Agent all of the Proceeds of the Remarketing of the Debentures subject to the Pledge Agreement.

             (i) The Remarketing Agent is not obligated to purchase any Debentures that otherwise would remain unsold in the Remarketing. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Debentures for Remarketing.

             (j)  The tender and settlement procedures set forth in
   Article 7 of the Supplemental Indenture, including provisions for payment by purchasers of the Debentures in the Remarketing, shall be subject to modification to the extent required by the Depositary or,

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   if the book-entry system is no longer available for the Debentures at the time of the Remarketing, to facilitate the tendering and remarketing of the Debentures in certificated form. In addition, the Remarketing Agent may modify the settlement procedures set forth in
   Article 7 of the Supplemental Indenture in order to facilitate the settlement process.

             Section 3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents, warrants and agrees (i) on and as of the date hereof, (ii) on and as of the date the Prospectus or other Remarketing Materials (each as defined in Section 3(a) below) are first distributed in connection with the Remarketing (the "Commencement Date"), (iii) on and as of the Remarketing Date, and
   (iv) on and as of the Purchase Contract Settlement Date that:

             (a) A registration statement or registration statements on Form S-4 (file no. 333-33896) and the amendment or amendments thereto filed on or before the date hereof in respect of the Units, including the Purchase Contracts and the Debentures underlying the Units, and the Issuable Common Stock, have (i) been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act; a registration statement on an appropriate form, if required to be filed in connection with the Remarketing, may also be prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations and filed with the Commission under the Securities Act; and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Copies of such registration statement or registration statements and the amendment or amendments to such registration statements have been delivered by the Company to the Remarketing Agent in the form declared effective by the Commission. As used in this Agreement, "Effective Time" means the date and time as of which the last of such registration statements that have become effective or may be filed, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time of such last registration statement; Preliminary Prospectus means each prospectus included in such last registration statement, or amendment thereto, before it became effective under the Securities Act and any prospectus filed by the Company with the Remarketing Agent's consent pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such last registration statement, as amended at its Effective Time, including documents incorporated by reference therein at such time and, if applicable, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any information deemed to be part of such Registration Statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed pursuant to

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   Rule 424(b) of the Rules and Regulations.  Reference made herein to any Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing (the "Remarketing Materials") shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 11 of Form S-4 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, or, in the case of Remarketing Materials, referred to as incorporated by reference therein, and any reference to any amendment or supplement to any Preliminary Prospectus, the Prospectus or the Remarketing Materials shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus or, if so incorporated, the Remarketing Materials, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

             (b) The Registration Statement conforms, the Prospectus and the Remarketing Materials, and any further amendments or supplements to the Registration Statement, the Prospectus or the Remarketing Materials, when they become effective or are filed with the Commission, as the case may be, will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, and the Registration Statement, the Prospectus and the Remarketing Materials do not and will not, as of the Effective Date (as to the Registration Statement and any amendment thereto), as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) and as of the Commencement Date, the Remarketing Date and the Purchase Contract Settlement Date (as to the Remarketing Materials) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation and warranty is made or as to information contained in or omitted from the Registration Statement, the Prospectus or the Remarketing Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein; the Purchase Contract Agreement and the Indenture each conform in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder; and the Commission has not issued any order preventing or suspending the use of the effectiveness of the Registration Statement, any Preliminary Prospectus, the Prospectus or the Remarketing Materials.

             (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as

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   applicable, and the rules and regulations of the Commission thereunder, and none of such documents, as of their respective effective or filing dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not, as of their respective effective or filing dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

             (d) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus or the Remarketing Materials, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this Agreement (a "Material Adverse Effect"), otherwise than as described or contemplated in the Prospectus or the Remarketing Materials; and, since the respective date as of which information is given in the Registration Statement, the Prospectus or the Remarketing Materials, there has not been any material change in the consolidated share capital or long-term debt of the Company and of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations (in each case considered either on a statutory accounting or U.S. generally accepted accounting principles ("GAAP") basis, as applicable) of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus and the Remarketing Materials.

             (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the Remarketing Materials, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any

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   such jurisdiction; and each Significant Subsidiary (as defined in
   Section 1 hereof) of the Company has been duly incorporated and is validly existing as a corporation, limited liability company or partnership, as applicable, and, to the extent such concept is applicable, is in good standing under the laws of its jurisdiction or organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Prospectus and the Remarketing Materials; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or partnership, as applicable, for the transaction of business and, to the extent such concept is applicable, is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified would not have a Material Adverse Effect.

             (f) The Company has an authorized capitalization as set forth and described in the Prospectus and the Remarketing Materials; and all of the issued capital shares or other ownership interests of the Company and each wholly owned subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and (except as described in the Registration Statement and the Remarketing Materials and the exhibits thereto and except for directors' qualifying shares) all of the issued common shares of the Company's wholly owned subsidiaries are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims; the shares of Issuable Common Stock have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, will be duly and validly issued, fully paid and non-assessable.

             (g) The Company and each Significant Subsidiary has good and marketable title in fee simple to such of its fixed assets as are real property and good and marketable title to its other assets reflected in the most recent consolidated balance sheet incorporated by reference in the Prospectus and the Remarketing Materials, except properties and assets that are leased or that are sold or otherwise disposed of in the ordinary course of business after the date of said balance sheet, subject to no mortgages, liens, charges or encumbrances of any kind whatsoever ("Liens") other than Liens permitted under the Indenture.

             (h) The Remarketing, the issuance of the Units, the Purchase Contracts, the Debentures and the Issuable Common Stock (collectively, the "Instruments"), the entry into and compliance by the Company with all of the provisions of the Purchase Contract Agreement, the Indenture, the Pledge Agreement and this Agreement (the "Transactions Documents"), and the consummation of the transactions herein and therein contemplated (the "Transactions"), did not and will not conflict with or result in a breach or violation of any of the

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   terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, in each case the effect of which (other than a violation of the charter, bylaws or similar organizational documents of the Company or any of its subsidiaries) individually or in the aggregate, would be either to affect the validity of the Instruments or their respective issuance or the validity of the Transaction Documents or to adversely affect the consummation of the Transactions, or have a Material Adverse Effect.

             (i) No filings, consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company is required for the entry into this Agreement by the Company, the compliance by the Company with all of the provisions of this Agreement and each Transaction Document to which the Company is a party, the compliance by the Company with the terms of the Instruments, and the consummation of the Transactions by the Company; other than such consents, approvals, authorizations, orders, registrations and qualifications as have been obtained and are in full force and effect under the Securities Act, the Exchange Act and the Trust Indenture Act in connection with the Remarketing pursuant to this Agreement.

             (j)  None of the Company nor any of its Significant
   Subsidiaries has any material contingent liability which is not disclosed in the Prospectus and the Remarketing Materials.

             (k) None of the Company nor any of its subsidiaries (i) is in violation of its charter or bylaws or similar constitutive documents, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except where such defaults, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or assets or to the conduct of its business, except where such violations or failures, individually or in

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   the aggregate, could not reasonably be expected to have a Material
   Adverse Effect.

             (l) The Company and each of its subsidiaries has statutory authority, franchises and consents free from burdensome restrictions and adequate for the conduct of the business in which it is engaged.

             (m) The Units have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus and the Remarketing Materials; and the Units are not subject to preemptive or other similar rights.

             (n) The Purchase Contract Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (collectively, the "Bankruptcy Exceptions"); and the Purchase Contract Agreement conforms to the description thereof contained in the Prospectus and the Remarketing Materials.

             (o) The Purchase Contracts underlying the Units have been duly authorized, executed, issued and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy Exceptions; the Purchase Contracts conform to the description thereof contained in the Prospectus and the Remarketing Materials; and the Purchase Contracts are not subject to any preemptive or similar rights.

             (p) This Agreement has been duly authorized, executed and delivered by the Company and, at the date hereof and at the Commencement Date, the Remarketing Date and the Purchase Contract Settlement Date, will have been duly authorized, executed and delivered by the Company; and this Agreement conforms to the description thereof contained in the Prospectus and the Remarketing Materials.

             (q) The Pledge Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy Exceptions; and the Pledge Agreement conforms to the description thereof contained in the Prospectus and the Remarketing Materials.

             (r) The Pledge Agreement creates, as collateral security for the performance when due by the Holders under the Purchase

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   Contracts, a legal and valid security interest (as defined in the New
   York Uniform Commercial Code) in favor of the Collateral Agent for the benefit of the Company, in the right, title and interest of such Holders in the Debentures pledged to the Collateral Agent pursuant to the Pledge Agreement (the "Pledged Debentures").

             (s) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy Exceptions; and the Indenture conforms to the description thereof contained in the Prospectus and the Remarketing Materials.

             (t) The Debentures have been duly authorized and executed by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy Exceptions; and the Debentures are in a form contemplated by, and are entitled to the benefits of, the Indenture; and the Debentures conform to the description thereof contained in the Prospectus and the Remarketing Materials; there are no preemptive or other similar rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of the Debentures pursuant to the Company's charter or bylaws or any agreement or other instrument.

             (u) The Units and the Issuable Common Stock have been approved for listing on the New York Stock Exchange, with respect to the Issuable Common Stock, subject to notice of issuance, and the Units are, and the Issuable Common Stock, upon notice of Issuance, will be listed on the New York Stock Exchange.

             (v) Other than as described or contemplated in the Prospectus, there is no legal or governmental proceeding pending or, to the best of the Company's knowledge and disclosed to the Remarketing Agent, currently being threatened challenging the consummation of the Transactions.

             (w) To the best of the Company's knowledge and other than described or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property or asset of the Company or any of its subsidiaries is the subject which could reasonably be expected individually or in the aggregate to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

             (x) Arthur Andersen LLP, who has certified certain financial statements of the Company, whose report appears in the Prospectus or is incorporated by reference therein and the Remarketing Materials and who has delivered the letter referred to in Section 6(e) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

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             (y)  Neither the Company nor any subsidiary of the Company is or, after giving effect to this Agreement and consummation of the Transactions, will be an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

             (z) The statements set forth in the Prospectus and the Remarketing Materials under the caption "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES--Material United States Federal Income Tax Consequences of Owning the SAILS" insofar as they purport to constitute summaries of matters of United States federal tax laws and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects; and any other statements with respect to matters of law and regulations or legal conclusions with respect thereto set forth in the Prospectus and the Remarketing Materials are accurate in all material respects.

             (aa) The financial statements filed as part of the Registration Statement or incorporated by reference in the Prospectus or as presented the Remarketing Materials present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; and the supporting schedules included or incorporated by reference in the Prospectus and the Remarketing Materials present fairly the information required to be stated therein.

             (bb) The conditions for use of Form S-4, as set forth in the General Instructions thereto, have been satisfied.

             (cc) There are no contracts or other documents which are required to be described in the Prospectus and the Remarketing Materials or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus and the Remarketing Materials or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

             Section 4. FEES AND EXPENSES. (a) With respect to the Remarketing, the Remarketing Agent shall retain as a remarketing fee an amount to be agreed upon by the Company and the Remarketing Agent from any amount of the Proceeds of the Remarketing in excess of 100.00% of the aggregate principal amount of the remarketed Debentures (the "Excess Proceeds").

             (b) The Company agrees that the Excess Proceeds shall be used to pay (i) the costs incident to the preparation and printing of the Registration Statement, Prospectus and the Remarketing Materials and any amendments or supplements thereto; (ii) the costs of distributing the Registration Statement, Prospectus and the Remarketing Materials and any amendments or supplements thereto; (iii) the fees and expenses of qualifying the remarketed Debentures under the securities laws of the several jurisdictions as provided in
   Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Remarketing Agent); (iv) all other costs and expenses incident to the performance of the obligations of the Company hereunder; and (v) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with their duties hereunder.

             (c) The Company, (i) in its capacity as issuer of the Debentures, shall be liable for, and shall pay, any fees, costs and expenses set forth in this Section 4 to the extent that such fees, costs and expenses exceed the amount of the Excess Proceeds and (ii) shall receive the balance of any Excess Proceeds, if any, remaining after all the fees, costs and expenses in this Section 4 are paid.

             Section 5.     FURTHER AGREEMENTS OF THE COMPANY.  The
   Company agrees:

             (a) To prepare any registration statement or prospectus, if required, in connection with the Remarketing, in a form approved by the Remarketing Agent and to file any such registration statement or prospectus pursuant to the Securities Act within the period required by the Rules and Regulations; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by the Remarketing Agent promptly after reasonable notice thereof; to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the remarketed Debentures; to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the remarketed Debentures for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

             (b) To furnish promptly to the Remarketing Agent and to counsel for the Remarketing Agent a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

             (c) To deliver promptly to the Remarketing Agent in New York City such number of the following documents as the Remarketing Agent shall request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto, (ii) the Prospectus and any amended or supplemented Prospectus, (iii) any document incorporated by reference in the Prospectus and (iv) the Remarketing Materials; and, if the delivery of a Prospectus is required at any time in connection with the Remarketing and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

             (d) To file promptly with the Commission any amendment to the Registration Statement, the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission.

             (e) Prior to filing with the Commission (i) any amendment to the Registration Statement, supplement to the Prospectus or any document incorporated by reference in the Prospectus or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Remarketing Agent and counsel for the Remarketing Agent; and not to file any such amendment or supplement which shall be disapproved by the Remarketing Agent promptly after reasonable notice.

             (f) As soon as practicable after the Effective Date, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), to make generally available to the Company's security holders and to deliver to the Remarketing Agent an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

             (g) During a period of six years following the Effective Date, to deliver to the Remarketing Agent copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and deliver to the Remarketing Agent, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any of the remarketed Debentures or any class of securities of the Company may be listed; and (ii) such additional information concerning the business and financial condition of the Company as the Remarketing Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to the Company's shareholders generally or to the Commission).

             (h) Promptly from time to time to take such action as the Remarketing Agent may reasonably request to qualify any of the remarketed Debentures and the obligations of the Company for offering and sale under the securities laws of such jurisdictions as the Remarketing Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Debentures and the obligations of the Company; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

             Section 6. CONDITIONS TO THE REMARKETING AGENT'S OBLIGATIONS. The obligations of the Remarketing Agent hereunder are subject to the accuracy, on and as of the date when made, of the representations and warranties of the Company contained herein, to the performance by the Company of its respective obligations hereunder, and to each of the following additional terms and conditions. The Remarketing Agent may in its sole discretion waive any of the conditions of this Section 6.

             (a) The Prospectus shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the qualification of the Indenture or the Purchase Contract Agreement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

             (b) The Remarketing Agent shall not have discovered and disclosed to the Company on or prior to the Remarketing Date that the Prospectus, the Registration Statement or the Remarketing Materials or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel for the Remarketing Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

             (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the remarketed Debentures, the Prospectus, the Registration Statement, the Remarketing Materials and all other legal matters relating to this Agreement and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Remarketing Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

             (d) Schiff Hardin & Waite, counsel to the Company, shall have furnished to the Remarketing Agent its written opinion, as counsel to the Company, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

                  (i) The Company and each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with respective power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the Remarketing Materials.

                  (ii) The Company has an authorized capitalization as set forth and described in the Prospectus and the Remarketing Materials; and all of the issued capital shares or other ownership interests of the Company and each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable; and (except as described in the Registration Statement and the Remarketing Materials and the exhibits thereto and except for directors' qualifying shares) all of the issued common shares of the Company's wholly owned subsidiaries are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the shares of Issuable Common Stock have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, will be duly and validly issued, fully paid and non-assessable.

                  (iii) The Company and each Significant Subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each such jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

                  (iv) No filings, consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company is required for the entry into this Agreement by the Company, the compliance by the Company with all of the provisions of this Agreement and each Transaction Document to which the Company is a party, the compliance by the Company with the terms of the Instruments, and the consummation of the Transactions by the Company; other than such consents, approvals, authorizations, orders, registrations and qualifications as have been obtained and are in full force and effect under the Securities Act, the Exchange Act and the Trust Indenture Act in connection with the Remarketing pursuant to this Agreement.

                  (v) To the best of such counsel's knowledge and other than as described or contemplated in the Prospectus and the Remarketing Materials, there is no legal or governmental proceeding pending or, to the best of such counsel's knowledge, currently being threatened challenging the Remarketing of the Debentures.

                  (vi) To the best of such counsel's knowledge and other than as described or contemplated in the Prospectus and the Remarketing Materials, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property or asset of the Company or any of its subsidiaries is subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (vii) The Registration Statement was declared effective under the Securities Act, and the Indenture was qualified under the Trust Indenture Act, as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

                  (viii) The Registration Statement, as of its Effective Date, and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to the Purchase Contract Settlement Date (other than the financial statements, related schedules and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act; and the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to the Purchase Contract Settlement Date (other than the financial statements, related schedules and other financial data contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder.

                  (ix) The statements contained in the Prospectus under the captions "SUMMARY--The SAILS" and "DESCRIPTION OF THE SAILS--Description of the Debentures" insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

                  (x) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms, subject to the Bankruptcy Exceptions; and the Indenture conforms in all material respects to the description thereof contained in the Prospectus and the Remarketing Materials.

                  (xi) The Debentures have been duly authorized and executed by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the Bankruptcy Exceptions; and the Debentures are in the form contemplated by, and are entitled to the benefits of, the Indenture; and the Debentures conform in all material respects to the description thereof contained in the Prospectus and the Remarketing Materials; there are no preemptive or other similar rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of the Debentures pursuant to the Company's charter or bylaws or any agreement or other instrument known to such counsel other than the Pledge Agreement.

                  (xii) This Agreement has been duly authorized, executed and delivered by the Company, and this Agreement conforms in all material respects to the description thereof contained in the Prospectus and the Remarketing Materials.

                  (xiii) The Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or which affects the validity, performance or consummation of the Transactions, nor will such actions result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its Significant Subsidiaries or any statute, rule or regulation or any order known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of its properties or assets, in each case the effect of which (other than a violation of the charter, bylaws or similar organizational documents of the Company or one of its subsidiaries) individually or in the aggregate, would be either to affect the validity of the Instruments or their respective issuance or the validity of the Transaction Documents or to adversely affect the consummation of the Transactions, or have a Material Adverse Effect.

                  (xiv)     None of the Company nor any of its
             subsidiaries is or, after giving effect to this Agreement and consummation of the Transactions, will be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

                  (xv) Based upon current law and the assumptions stated or referred to therein, the statements set forth in the Prospectus or the Remarketing Materials under the caption "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES-- Material United States Federal Income Tax Consequences of Owning SAILS" insofar as they purport to constitute summaries of matters of United States federal tax laws and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects; and any other statements with respect to matters of law and regulations or legal conclusions with respect thereto set forth in the Prospectus and the Remarketing Materials are accurate in all material respects.

   In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the United States of America, the Delaware General Corporation Law and, in the case of paragraphs (x), (xi), and (xii) of this Section, the State of New York. Such counsel shall also advise the Remarketing Agent that although such counsel is not passing upon and assumes no responsibility or liability for the accuracy, completeness or fairness of the statements contained in the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Remarketing Date, they have no reason to believe that any of such documents (other than the financial statements and related schedules therein, which such counsel need not address), when such documents became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Securities Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Such counsel shall also advise the Remarketing Agent that although such counsel is not passing upon and, except as set forth in clauses (ix) and (xv) above, assumes no responsibility or liability for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the Remarketing Materials and any further amendments and supplements thereto made by the Company prior to such date, they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such date (other than the financial statements and related schedules therein, which such counsel need not address) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus and the Remarketing Materials or any further amendment or supplement thereto made by the Company prior to such Remarketing Date (other than the financial statements and related schedules therein, which such counsel need not address) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of such Remarketing Date, either the Registration Statement, the Prospectus or the Remarketing Materials or any further amendment or supplement thereto made by the Company prior to such Remarketing Date (other than the financial statements and related schedules therein, which such counsel need address) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or the Remarketing Materials or required to be described in the Registration Statement, the Prospectus or the Remarketing Materials which were not filed or incorporated by reference or described as required.

             (e) On the Remarketing Date at 9:30 a.m., New York City time, the Company shall have furnished to the Remarketing Agent a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of Arthur Andersen LLP, or such other firm of nationally recognized independent public accountants satisfactory to the Remarketing Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Prospectus and the Remarketing Materials.

             (f) The Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Date, of (i) its Chairman and President, or its Executive Vice President, and (ii) its chief financial officer, stating that:

                  (i) The representations, warranties and agreements of the Company in Section 3 of this Agreement are true and correct as of the Remarketing Date; the Company has complied with all its agreements contained herein; and the conditions contained in Section 6 (a) of this Agreement have been fulfilled;

                  (ii) (A) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus or the Remarketing Materials any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus and the Remarketing Materials; and (B) since the respective dates as of which information is given in the Registration Statement, Prospectus and the Remarketing Materials, there has not been any material change in the consolidated share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations (in each case considered either on a statutory accounting or GAAP basis, as applicable) of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus and the Remarketing Materials; and

                  (iii) They have carefully examined the Registration Statement, the Prospectus and the Remarketing Materials and, in their opinion (A) the Registration Statement, as of its effective date, and the Prospectus and the Remarketing Materials, as of their respective dates, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
             (B) since such dates, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus and the Remarketing Materials.

             (g) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Remarketing Materials, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or the Remarketing Materials or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as described or contemplated in the Prospectus or the Remarketing Materials, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Remarketing Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the Remarketing on the terms and in the manner contemplated in the Prospectus and the Remarketing Materials.

             (h) Without the prior written consent of the Remarketing Agent, the Indenture shall not have been amended in any manner, or shall not otherwise contain any provision contained therein as of the date hereof, that, in the opinion of the Remarketing Agent, materially changes the nature of the remarketed Debentures or the Remarketing Procedures.

             (i) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Units or any of the Company's or any of its subsidiaries' debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or any of its Significant Subsidiaries' debt securities.

             (j)  Subsequent to the execution and delivery of this

   Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Remarketing Agent, impracticable or inadvisable to proceed with the Remarketing on the terms and in the manner contemplated in the Prospectus or the Remarketing Materials.

             (k) The Units shall have been duly listed, and the Issuable Common Stock, subject to notice of issuance, shall have been duly listed, on the New York Stock Exchange.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be furnished to the Remarketing Agent and deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Remarketing Agent.

             Section 7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company shall indemnify and hold harmless the Remarketing Agent, its partners, directors and officers and each person, if any, who controls such Remarketing Agent within the meaning of Section 15 of the Securities Act, against any loss, claim, damage or liability, joint or several, to which the Remarketing Agent or that partner, director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or in any amendment or supplement thereto, or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the remarketed Debentures under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse the Remarketing Agent and each such partner, director, officer and controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Remarketing Agent or that partner, director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of, or is based upon, any untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company by the Remarketing Agent specifically for inclusion therein and described in a letter from the Remarketing Agent to the Company. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Remarketing Agent or to any officer, employee or controlling person of the Remarketing Agent.

             (b) The Remarketing Agent shall indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement or the Remarketing Materials and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any loss, claim, damage or liability to which the Company, any such director or officer or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by the Remarketing Agent specifically for inclusion therein and described in a letter from the Remarketing Agent to the Company, and shall reimburse the Company and any such director or officer or such controlling person for any legal or other expenses reasonably incurred by the Company or any such director or officer, or any such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

             (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Remarketing Agent shall have the right to employ counsel to represent jointly the Remarketing Agent and its partners, directors, officers and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Remarketing Agent against the Company under this Section 7 if, in the reasonable judgment of the Remarketing Agent, it is advisable for the Remarketing Agent and those partners, directors, officers and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (a) includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding, and
   (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

             (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other hand from the Remarketing or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Remarketing Agent on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agent on the other shall be deemed to be in the same proportion as (i) the total principal amount of the remarketed Debentures less the fee paid to the Remarketing Agent pursuant to Section 4(a) of this Agreement bears to (ii) the total fees received by the Remarketing Agent pursuant to such Section 4(a). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Remarketing Agent on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Remarketing Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the fees actually received by it under Section 4 exceed the amount of any damages which the Remarketing Agent has paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             Section 8. RESIGNATION AND REMOVAL OF THE REMARKETING AGENT. The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company may remove the Remarketing Agent, by giving 60 days' prior written notice, in the case of a resignation, to the Company, the Depositary, the Indenture Trustee and, in the case of a removal, to the removed Remarketing

   Agent, the Depositary, and the Indenture Trustee; provided, however, that (i) the Company may not remove the Remarketing Agent unless (A) the Remarketing Agent becomes involved as a debtor in a bankruptcy, insolvency or similar proceeding, (B) the Remarketing Agent shall not be among the 15 underwriters with the largest volume underwritten in dollars, on a lead or co-managed basis, of U.S. domestic debt securities during the twelve-month period ended as of the last calendar quarter preceding the Remarketing Date or (C) the Remarketing Agent shall be subject to one or more legal restrictions preventing the performance of its obligations hereunder and (ii) no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures. In any such case, the Company will use its reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of Sections 4 and 7 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

             Section 9. DEALING IN THE REMARKETED DEBENTURES. The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the remarketed Debentures. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of remarketed Debentures may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

             Section 10. REMARKETING AGENT'S PERFORMANCE; DUTY OF CARE. The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Indenture. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement, the Purchase Contract Agreement, the Pledge Agreement or the Indenture. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement, the Purchase Contract Agreement, the Pledge Agreement or the Indenture as to the truth of the statements expressed in any of such documents.
   The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any Holder of remarketed Debentures in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with the Remarketing or otherwise, except if such liability is finally judicially determined to have resulted primarily and directly from the gross negligence or willful misconduct on its part. The Remarketing Agent may, but shall not be obligated to, purchase remarketed Debentures for its own account.

             If at any time during the term of this Agreement, any Event of Default under the Indenture, or event that with the passage of time or the giving of notice or both would become an Event of Default under the Indenture, has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or event has been cured. The Company will cause the Trustee, the Purchase Contract Agent and the Collateral Agent to give the Remarketing Agent notice of all such defaults and events of which such trustee or agent is aware.

             Section 11. TERMINATION. This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 8. In addition, the obligations of the Remarketing Agent hereunder may be terminated by it by notice given to the Company prior to 10:00 A.M., New York City time, on the Remarketing Date if, prior to that time, any of the events described in Sections 6(g), (h), (i) or (j) shall have occurred or if the Remarketing Agent shall decline to perform its obligations under this Agreement for any reason permitted hereunder.

             Section 12. NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, or (c) transmitted by facsimile (with receipt confirmed) to the parties hereto as follows:

             (a)  if to the Remarketing Agent to:

                  Credit Suisse First Boston Corporation
                  Eleven Madison Avenue
                  New York, New York 10285
                  Attention:  Jamie Welch
                  Fax:  (212) 325-8002

                  (with a copy to
                  Morton A. Pierce
                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York 10019-6092
                  Fax:  (212) 259-6333)

             (b)  if to the Company to:
                  New NiSource Inc.
                  801 East 86th Avenue
                  Merrillville, Indiana 46410
                  Attention:  Treasurer
                  Fax:  (219) 647-6060

                  (with a copy to Peter V. Fazio, Jr.,
                  Schiff Hardin & Waite
                  6600 Sears Tower
                  233 South Wacker Drive
                  Chicago, Illinois 60606-6473
                  Fax:  (312) 258-5600)

             Any such notices or other communications shall take effect at the time of receipt thereof.

             Section 13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure solely to the benefit of and be binding upon the Remarketing Agent, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the partners, directors and officers of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors and officers of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

             Section 14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

             Section 15. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. This Remarketing Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. The Company hereby submits to the jurisdiction of the courts of the State of New York in any proceeding arising out of or relating to this Agreement, including federal district courts located in such state, agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction, venue or inconvenient forum. The Company also hereby consents to service of process in the manner set forth in Section 12.

             Section 16. COUNTERPARTS. This Remarketing Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

             Section 17. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to duly executed as of the day and year first above written.


                            NEW NISOURCE INC.


                            By:  /s/ Stephen P. Adik
                                 ----------------------------------------
                                 Name:  Stephen P. Adik
                                 Title:  Vice President




                            CREDIT SUISSE FIRST BOSTON CORPORATION


                            By:  /s/ Jamie Welch
                                 ----------------------------------------
                                 Name:  Jamie Welch
                                 Title:  Director






























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